                                 EXHIBIT 23(A)

                      CONSENT OF COOPERS & LYBRAND L.L.P.,
                            INDEPENDENT ACCOUNTANTS

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of CDW Computer Centers, Inc. on Form S-3 of our report dated January 22, 1996, on our audits of the consolidated financial statements and financial statement schedule of CDW Computer Centers, Inc. as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which report is included in the 1995 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".





                                         Coopers & Lybrand L.L.P.



Chicago, Illinois
January 31, 1997